UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 7, 2021

Jones Soda Co.
(Exact Name of Registrant as Specified in Charter)

Washington	0-28820	52-2336602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

66 South Hanford Street, Suite 150, Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 624-3357
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:
None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

Item 2.02. Results of Operations and Financial Condition.

          On March 10, 2021, Jones Soda Co. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2020. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

          The Company will discuss its results for the fourth quarter and full year ended December31, 2020 on its scheduled conference call today, March 10, 2021, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). This call will be webcast and can be accessed by visiting http://public.viavid.com/player/index.php?id=143684 or our website at www.jonessoda.com. Investors may also listen to the call via telephone by dialing 1-800-437-2398 (confirmation code: 7654889). In addition, a telephone replay will be available by dialing 1-844-512-2921 (confirmation code: 7654889) through March 17, 2021, at 7:30 p.m. Eastern Time.

          The information in this Current Report in Item 2.02 and Exhibit 99.1 is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On March 7, 2021, Jennifer Cue informed the Company that she was resigning from the Board of Directors (the “Board”) of the Company effective immediately due to her interest in pursuing other career opportunities. Ms. Cue’s resignation was not the result of any disagreement between Ms. Cue and the Company, its management, Board or any committee of the Board, or with respect to any matter relating to the Company’s operations, policies or practices. As there are no disagreements as contemplated by Item 5.02(a) of Form 8-K, the Company is disclosing this information pursuant to Item 5.02(b) of Form 8-K.

          In addition, effective March 8, 2021, Joe Culp was appointed as the Company’s Controller, Principal Financial Officer and Principal Accounting Officer. Mr. Culp, 29, has served in various financial roles since joining the Company in January 2019. Previously, Mr. Culp served as a senior accountant in the audit department of Moss Adams LLP from 2014 to November 2018, performing audits for both public and private companies across various industries including manufacturing, public utilities, financial institutions, health care, and contractors. Mr. Culp received a Bachelor of Arts degree in Accounting and Masters in Accounting, both from Washington State University, and is a Certified Public Accountant.

          In connection with his employment, the Company and Mr. Culp entered into the Company’s standard employment letter agreement pursuant to which Mr. Culp serves on an at-will basis.

          There are no arrangements or understandings between Mr. Culp and any other persons pursuant to which Mr. Culp was selected as the Company’s Controller, Principal Financial Officer and Principal Accounting Officer. Mr. Culp does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen to become a director or executive officer of the Company and there are no applicable transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 10, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

Date: March 10, 2021	By:	/s/ Mark Murray
Mark Murray
Chief Executive Officer and President